Zumiez Inc. Announces Fiscal 2015 Second Quarter Results

LYNNWOOD, WA -- (Marketwired - September 10, 2015) - Zumiez Inc. (NASDAQ: ZUMZ) a leading lifestyle retailer of apparel, footwear, equipment and accessories, today reported results for the second quarter ended August 1, 2015.

Total net sales for the second quarter ended August 1, 2015 (13 weeks) increased 1.8% to $179.8 million from $176.7 million in the quarter ended August 2, 2014 (13 weeks). This comparison includes the negative impact of foreign currency translation in the quarter of approximately $4.4 million. Comparable sales for the thirteen weeks ended August 1, 2015 decreased 4.5% compared to a comparable sales increase of 3.4% for the thirteen weeks ended August 2, 2014. Net income in the second quarter of fiscal 2015 decreased 56.9% to $3.2 million, or $0.11 per diluted share, compared to net income of $7.5 million, or $0.26 per diluted share, in the second quarter of the prior fiscal year. The results for fiscal 2015 include costs of approximately $0.4 million, or $0.01 per diluted share, for charges associated with the acquisition of Blue Tomato, and the results for fiscal 2014 include approximately $0.6 million, or $0.01 per diluted share, of Blue Tomato acquisition related costs.

Total net sales for the six months (26 weeks) ended August 1, 2015 increased 5.2% to $357.4 million from $339.6 million reported for the six months (26 weeks) ended August 2, 2014. This comparison includes the negative impact of foreign currency translation for the 26 week period of approximately $9.5 million. Comparable sales decreased 0.9% for the twenty six weeks ended August 1, 2015 compared to a comparable sales increase of 2.6% for the twenty six weeks ended August 2, 2014.

Net income in the first six months of fiscal 2015 decreased 39.9% to $6.0 million, or $0.21 per diluted share, compared to net income for the first six months of the prior fiscal year of $10.0 million, or $0.34 per diluted share. Results for the first six months of fiscal 2015 include approximately $1.5 million, or $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato. Results for the first six months of fiscal 2014 include approximately $1.3 million, or $0.03 per diluted share, of Blue Tomato acquisition related costs.

At August 1, 2015, the Company had cash and current marketable securities of $80.8 million compared to cash and current marketable securities of $113.4 million at August 2, 2014. The decrease in cash and current marketable securities is a result of stock repurchases and capital expenditures, partially offset by cash generated through operations.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We remain confident that our strategic course continues to provide us with compelling opportunities to grow our business and return greater value to our shareholders over the long-term. That said we are disappointed in our recent performance which reflects a slowdown in domestic sales. The response to our merchandise offering fell short of expectations, requiring us to become more promotional than planned to clear slow moving inventory ahead of the back-to-school selling season. We are working hard to quickly address the lack of trend right fashion in our U.S. channels. On a more positive note, the momentum in our European business continues to be strong, reinforcing our confidence in the long-term prospects of this market."

August 2015 Sales
Total net sales for the four-week period ended August 29, 2015 decreased 7.2% to $87.3 million, compared to $94.0 million for the four-week period ended August 30, 2014. The Company's comparable sales decreased 10.7% for the four-week period ended August 29, 2015 compared to a comparable sales increase of 2.0% for the four-week period ended August 30, 2014.

Fiscal 2015 Third Quarter Outlook
The Company is introducing guidance for the three months ending October 31, 2015. Net sales are projected to be in the range of $202 to $206 million resulting in net income per diluted share of approximately $0.27 to $0.31. This guidance is based on an anticipated comparable sales decrease in the 7% to 9% range for the third quarter of fiscal 2015. The Company currently intends to open approximately 57 new stores in fiscal 2015, including up to 7 stores in Canada and 6 stores in Europe.

A conference call will be held today to discuss second quarter fiscal 2015 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (857) 244-7309 followed by the conference identification code of 75724382.

About Zumiez Inc.

Zumiez is a leading lifestyle retailer of apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of August 1, 2015 we operated 640 stores, included 578 in the United States, 40 in Canada, and 22 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended May 2, 2015 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                ZUMIEZ INC.
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                (Unaudited)

                                              Three Months Ended
                                   ----------------------------------------

                                    August 1,    % of     August 2,   % of
                                       2015      Sales       2014     Sales
                                   -----------  ------   ----------- ------
Net sales                          $   179,819   100.0%  $   176,709  100.0%
Cost of goods sold                     122,046    67.9%      115,797   65.5%
                                   -----------  ------   ----------- ------
Gross profit                            57,773    32.1%       60,912   34.5%

Selling, general and
 administrative expenses                52,461    29.2%       49,307   27.9%
                                   -----------  ------   ----------- ------
Operating profit                         5,312     2.9%       11,605    6.6%

Interest income, net                       150     0.1%          146    0.1%
Other income (expense), net               (271)   (0.2%)         203    0.1%
                                   -----------  ------   ----------- ------
Earnings before income taxes             5,191     2.8%       11,954    6.8%

Provision for income taxes               1,978     1.1%        4,498    2.6%
                                   -----------  ------   ----------- ------

Net income                         $     3,213     1.7%  $     7,456    4.2%
                                   ===========  ======   =========== ======

Basic earnings per share           $      0.11           $      0.26
                                   ===========           ===========

Diluted earnings per share         $      0.11           $      0.26
                                   ===========           ===========

Weighted average shares used in
 computation of earnings per
 share:
  Basic                                 28,311                28,776

  Diluted                               28,439                29,057

                                ZUMIEZ INC.
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                (Unaudited)

                                                Six Months Ended
                                    ---------------------------------------

                                     August 1,    % of    August 2,   % of
                                        2015      Sales      2014     Sales
                                    -----------  ------  ----------- ------
Net sales                           $   357,429   100.0% $   339,641  100.0%
Cost of goods sold                      243,121    68.0%     228,196   67.2%
                                    -----------  ------  ----------- ------
Gross profit                            114,308    32.0%     111,445   32.8%

Selling, general and administrative
 expenses                               104,870    29.3%      96,127   28.3%
                                    -----------  ------  ----------- ------
Operating profit                          9,438     2.7%      15,318    4.5%

Interest income, net                        355     0.1%         328    0.1%
Other income (expense), net                (156)    0.0%         289    0.1%
                                    -----------  ------  ----------- ------
Earnings before income taxes              9,637     2.8%      15,935    4.7%

Provision for income taxes                3,654     1.0%       5,983    1.8%
                                    -----------  ------  ----------- ------

Net income                          $     5,983     1.8% $     9,952    2.9%
                                    ===========  ======  =========== ======

Basic earnings per share            $      0.21          $      0.35
                                    ===========          ===========

Diluted earnings per share          $      0.21          $      0.34
                                    ===========          ===========

Weighted average shares used in
 computation of earnings per share:
  Basic                                  28,726               28,819

  Diluted                                28,932               29,182

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                        August 1,   January 31,   August 2,
                                           2015         2015         2014
                                       -----------  -----------  -----------
                Assets                 (Unaudited)               (Unaudited)
Current assets
Cash and cash equivalents              $    22,166  $    20,862  $    22,037
Marketable securities                       58,624      133,782       91,408
Receivables                                 15,656       12,653       16,611
Inventories                                122,140       93,850      119,916
Prepaid expenses and other                  13,189       11,651       12,365
Deferred tax assets                          8,210        6,965        6,901
                                       -----------  -----------  -----------
  Total current assets                     239,985      279,763      269,238

Fixed assets, net                          141,994      135,642      138,972
Goodwill                                    54,547       55,852       63,701
Intangible assets, net                      11,863       13,062       16,630
Long-term other assets                       8,966        9,386        7,515
                                       -----------  -----------  -----------
  Total long-term assets                   217,370      213,942      226,818

  Total assets                         $   457,355  $   493,705  $   496,056
                                       ===========  ===========  ===========

 Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                 $    46,715  $    32,094  $    66,636
Accrued payroll and payroll taxes           11,391       13,047       10,899
Income taxes payable                         1,192        4,651        2,147
Deferred rent and tenant allowances          7,796        7,083        7,091
Other liabilities                           31,577       24,572       26,247
                                       -----------  -----------  -----------
  Total current liabilities                 98,671       81,447      113,020

Long-term deferred rent and tenant
 allowances                                 44,704       42,553       43,627
Long-term deferred tax liabilities           4,339        5,738        2,826
Long-term debt and other liabilities         4,523        4,443        3,977
                                       -----------  -----------  -----------
  Total long-term liabilities               53,566       52,734       50,430

                                       -----------  -----------  -----------
  Total liabilities                        152,237      134,181      163,450
                                       -----------  -----------  -----------

Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                    --           --           --
Common stock, no par value, 50,000
 shares authorized; 27,377 shares
 issued and outstanding at August 1,
 2015, 29,418 shares issued and
 outstanding at January 31, 2015, and
 29,204 shares issued and outstanding
 at August 2, 2014                         132,379      129,094      120,060
Accumulated other comprehensive income     (14,002)     (11,278)       4,078
Retained earnings                          186,741      241,708      208,468
                                       -----------  -----------  -----------
  Total shareholders' equity               305,118      359,524      332,606
                                       -----------  -----------  -----------

  Total liabilities and shareholders'
   equity                              $   457,355  $   493,705  $   496,056
                                       ===========  ===========  ===========

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                (Unaudited)

                                                       Six Months Ended
                                                   ------------------------
                                                    August 1,    August 2,
                                                       2015         2014
                                                   -----------  -----------
Cash flows from operating activities:
Net income                                         $     5,983  $     9,952
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion                15,644       14,099
Deferred taxes                                          (2,703)      (3,659)
Stock-based compensation expense                         2,710        2,106
Excess tax benefit from stock-based compensation          (713)        (474)
Other                                                      626          251
  Changes in operating assets and liabilities:
    Receivables                                         (3,377)      (5,641)
    Inventories                                        (28,990)     (32,791)
    Prepaid expenses and other                          (1,306)      (5,685)
    Trade accounts payable                              15,684       47,953
    Accrued payroll and payroll taxes                   (1,613)         320
    Income taxes payable                                (2,996)      (3,255)
    Deferred rent and tenant allowances                  2,976        6,523
    Other liabilities                                     (948)         816
                                                   -----------  -----------
Net cash provided by operating activities                  977       30,515
                                                   -----------  -----------

Cash flows from investing activities:
Additions to fixed assets                              (20,021)     (18,301)
Purchases of marketable securities and other
 investments                                           (38,238)     (36,547)
Sales and maturities of marketable securities and
 other investments                                     112,093       41,762
                                                   -----------  -----------
Net cash provided by (used in) investing
 activities                                             53,834      (13,086)
                                                   -----------  -----------

Cash flows from financing activities:
Proceeds from revolving credit facilities               20,223        2,044
Payments on long-term debt and revolving credit
 facilities                                            (15,617)      (1,040)
Repurchase of common stock                             (58,969)     (19,557)
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments             379        2,997
Excess tax benefit from stock-based compensation           713          474
                                                   -----------  -----------
Net cash used in financing activities                  (53,271)     (15,082)
                                                   -----------  -----------

Effect of exchange rate changes on cash and cash
 equivalents                                              (236)          56

Net increase in cash and cash equivalents                1,304        2,403
  Cash and cash equivalents, beginning of period        20,862       19,634
                                                   -----------  -----------
  Cash and cash equivalents, end of period         $    22,166  $    22,037
                                                   ===========  ===========

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes,
   net of refunds                                  $    14,581  $    12,840
  Accrual for purchases of fixed assets                  3,107        6,929
  Accrual for repurchase of common stock                 1,981            -

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200